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                                                                     EXHIBIT 4.2

                    SOUTHERN COMMUNITY FINANCIAL CORPORATION


                     _____% CONVERTIBLE DEFERRABLE INTEREST
                          JUNIOR SUBORDINATED DEBENTURE
                              DUE ___________, 2032

         Southern Community Financial Corporation, a North Carolina corporation (the "Corporation," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, Wilmington Trust Company, as Property Trustee for Southern Community Capital Trust I or registered assigns, the principal sum of _________________________ ($___________) on _________, 2032, (the "Stated Maturity"), and to pay interest on said principal sum from _________, 2002, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last day of March, June, September and December of each year commencing March 31, 2002, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, payment of such interest will be made on the immediately preceding business day, in each case, with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at 5:00 p.m., New York, New York time on the regular record date for such interest installment, which shall be 5:00 p.m., New York, New York time on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at 5:00 p.m., New York, New York time on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be given to the registered holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on or in which the Debentures may be listed or quoted, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee



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maintained for that purpose in any coin or currency of the United States of
America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.

         The Stated Maturity may be shortened at any time by the Corporation to any date not earlier than _______, 200__, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Debenture are as set forth below:

            This Debenture is one of the subordinated debentures of the Corporation (herein sometimes referred to as the "Debentures"), all issued or to be issued under and pursuant to an Indenture dated as of January ___, 2002, (the "Indenture") duly executed and delivered between the Corporation and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

         Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York, New York Time, on the redemption or at such earlier time as the Corporation determines. The Corporation shall have the right, as set forth in the Indenture, to redeem this Debenture at the option of the Corporation, as set forth in the Indenture, in whole or in part (i) at any time on or after ___________, 2002 until____________, 2007, at a Redemption Price equal to ____% of the principal amount so redeemed, plus accrued but unpaid interest hereon to the date of redemption ("Early Redemption"); provided, however, the Corporation shall have no right to Early Redemption unless the stock price for the Corporation's common stock has been at least 125% of the Conversion Price for a period of twenty (20) consecutive business days ending within five (5) days of the date of notice of redemption; (ii) at any time on or after _________, 2007 at a Redemption Price equal to 100% of the principal amount so redeemed plus any accrued but unpaid interest hereon to the date of redemption ("Optional Redemption"); or (iii) at any time in certain circumstances upon the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount hereof plus any accrued but unpaid interest hereon, to the date of such

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redemption. Any redemption pursuant to this paragraph shall be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. The Redemption Price shall be paid at the time and in the manner provided therefore in the Indenture. If the Debentures are only partially redeemed by the Corporation pursuant to an Early Redemption or an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding (as defined in the Indenture) to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         Any Debentureholder has the right, exercisable at any time after __________, 2002 and on or before 5:00 p.m., New York, New York time on the Business Day immediately preceding the date of repayment of the Debentures, whether at maturity or upon redemption (either at the option of the Corporation or pursuant to a Special Event), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $10) into fully paid and nonassessable shares of Common Stock of the Corporation at an initial conversion ratio of _____ shares of Common Stock for each $10 in aggregate principal amount of Debentures (equal to an initial conversion price of $_____ per share of Common Stock), subject to adjustment under certain circumstances (the "Conversion Ratio"). The number of shares issuable upon conversion of a principal amount of Debentures shall be determined by dividing such principal amount by 10 and multiplying the quotient so obtained by the Conversion Ratio in effect on the Conversion Date. No fractional shares of Common Stock shall be issued upon conversion and, in lieu thereof, a cash payment shall be made for any fractional interest. The outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

         To convert a Debenture, a Debentureholder must (i) complete and sign a Conversion Request substantially in the form attached hereto, (ii) surrender the Debenture to the Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Debenture Registrar or Conversion Agent, and (iv) pay any transfer or similar tax, if required. If a Conversion Request is delivered on or after the regular record date and prior to the subsequent Interest Payment Date, the Debentureholder shall be required to pay to the Corporation the interest payment to be made on the subsequent Interest Payment Date, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extended Interest Payment Period, a notice of redemption is mailed pursuant to Section 3.4 of the Indenture and a Debenture is converted after such mailing but prior to the relevant redemption date, all accrued but unpaid interest (including Additional Payments, if any) through the date of conversion shall be paid to the Debentureholder of such Debenture on the redemption date. Except as otherwise provided in the immediately preceding two sentences, in the case of any Debenture which is converted, interest with a Stated Maturity which is after the date of conversion of such



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Debenture shall not be payable, and the Corporation shall not make or be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Corporation upon Corporation request or, if then held by the Corporation, shall be discharged from such trust.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         Provided certain conditions are met, the Corporation shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (each, an "Extended Interest Payment Period"), at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, so long as no Event of Default shall have occurred and be continuing, the Corporation may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters, extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due and subject to the foregoing conditions, the Corporation may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Corporation, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Corporation, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

Dated January ________, 2002.


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                               SOUTHERN COMMUNITY FINANCIAL CORPORATION


                               By:
                                  --------------------------------------------
                                  F. Scott Bauer
                                  President and Chief Executive Officer


Attest:

By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------



                          CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-mentioned Indenture.

Dated: January ___, 2002


WILMINGTON TRUST COMPANY, AS TRUSTEE       or        AUTHENTICATION AGENT


By:                                          By:
   -------------------------------              -------------------------------
        Authorized Signatory